Exhibit 23.14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 31, 2025 with respect to the consolidated financial statements of i-80 Gold Corp incorporated by reference from the Annual Report on Form 10-K for the year ended December 31, 2024 in the Registration Statement on Form S-3, as amended (File No. 333-286531), which are incorporated by reference in this Registration Statement on Form S-3MEF. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

Salt Lake City, Utah

May 13, 2025